Exhibit 10.3

PGIM Investments LLC

655 Broad Street – 6th Floor

Newark, New Jersey 07102

May 5, 2023

The Board of Trustees

655 Broad Street—17th Floor

PGIM Private Credit Fund

Newark, New Jersey 07102

Re: PGIM Private Credit Fund (the “Fund”)

To the Board of Trustees:

PGIM Investments LLC (“PGIM Investments”), the Fund’s investment adviser, has contractually agreed to waive its base management fee, as described in the Fund’s prospectus (the “Management Fee”), in its entirety for one year from the effectiveness of the Fund’s registration statement (the “Waiver Period”).

In addition, PGIM Investments has contractually agreed to waive its incentive fee, consisting of two components, each as described in the Fund’s prospectus (the “Incentive Fee”), in its entirety for the Waiver Period.

Following the Waiver Period, PGIM Investment’s agreement to temporarily waive its Management Fee and Incentive Fee will terminate.

During the Wavier Period, this waiver will remain in effect unless earlier terminated by agreement of the Board of Trustees of the Fund.

Very truly yours,

PGIM INVESTMENTS LLC

By:	/s/ Scott E. Benjamin
Name:	Scott E. Benjamin
Title:	Executive Vice President